UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 30, 2005
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE State or Other Jurisdiction of Incorporation or Organization	000-29598 Commission File No.	36-3252484 I.R.S. Employer Identification Number
501 W. NORTH AVENUE
MELROSE PARK, ILLINOIS 60160
(Address of principal executive offices)
(708) 865-1053
(Registrant’s Telephone Number,
Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On September 30, 2005, Midwest Banc Holdings, Inc. (the “Company”) entered into a Third Amendment to Stock Purchase Agreement (the “Amendment”) with Western Illinois Bancshares, Inc. (“WIB”) thereby amending the Stock Purchase Agreement by and between the Company and WIB (the “Purchase Agreement”) dated as of May 31, 2005. Pursuant to the Purchase Agreement, WIB has agreed to acquire (the “Purchase Transaction”) Midwest Bank of Western Illinois, Monmouth, Illinois (the “Bank”), currently a bank subsidiary of the Company.
     Pursuant to the Amendment, WIB and the Company agreed that any election under Section 338(h)(10) of the Internal Revenue Code to be made in conjunction with the Purchase Transaction would need to be agreed to by both parties by December 31, 2005.
     The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Item 2.01. Completion of Acquisition or Disposition of Assets
     On September 30, 2005, the Company completed its previously announced sale of the Bank to WIB and received $35,931,533. The final purchase price is subject to confirmation of the Bank’s Tier One Capital as of September 30, 2005. The Company must prepare and deliver the Company’s calculation of the adjusted Tier One Capital to WIB within 15 days of the closing. Once the final purchase price has been agreed upon by the parties, the Company will be able to determine its gain on the sale of the bank. The Company previously announced that it had entered into the Purchase Agreement on May 31, 2005. A press release issued by the Company announcing the disposition is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:
2.1	Third Amendment to Stock Purchase Agreement, dated as of September 30, 2005, by and between Midwest Banc Holdings, Inc. and Western Illinois Bancshares, Inc.

99.1	Press Release dated October 4, 2005 announcing the sale of Midwest Bank of Western Illinois to Western Illinois Bancshares, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
Date: October 4, 2005	By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Senior Vice President and Chief Financial Officer